                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 5, 1997



                             FIBREBOARD CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    0-016951               94-0751580
----------------------------    -----------------------   -------------------
(State or other jurisdiction    (Commission file number)     (IRS Employer
     of incorporation)                                     Identification No.)


                  2200 ROSS AVE., SUITE 3600, DALLAS, TX  75201
                  ---------------------------------------------
                      (Address of principal executive offices)


                                 (214) 954-9500
             ---------------------------------------------------
             (Registrant's telephone number, including area code)



                                     None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 5, 1997, Fibreboard Corporation ("Fibreboard") acquired all of the outstanding capital stock of Fabwel, Inc. ("Fabwel"), an Indiana Subchapter S Corporation headquartered in Elkhart, Indiana. Fibreboard purchased the stock from a consortium of investors among Fabwel's management. Fabwel produces and supplies customized exterior components for the recreational vehicle, manufactured housing, building and construction and transportation/cargo industries. Operations are conducted from eight plant locations in Indiana, Georgia, Florida and Texas.

The initial purchase price was approximately $120 million and is subject to adjustment based on the amount of Fabwel's net assets reflected on the audited closing balance sheet. Fibreboard funded the purchase with available cash on hand and funds provided under its revolving credit facility. Further information concerning the purchase is set forth in Fibreboard's May 6, 1997 press release, which is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF FABWEL, INC.:

     The following Financial Statements of Fabwel, Inc. are included herewith:

     Independent Auditor's Report
     Balance sheets as of December 31, 1996 and 1995
     Statements of income for the years ended December 31, 1996 and 1995 Statements of stockholders' equity for the years ended December 31, 1996 and 1995
     Statement of cash flows for the years ended December 31, 1996 and 1995 Notes to financial statements
     Consent of Independent Certified Public Accountants

(B)  PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information required by this item will be filed when practicable, but in no event later than July 18, 1997.

(C)  EXHIBITS.

     The following Exhibits are included herewith:

     10.1 Share Purchase Agreement dated May 5, 1997, among Fibreboard Corporation, Fabwel, Inc. and the shareholders of Fabwel.
     99.1  Press release dated May 5, 1997, issued by Fibreboard.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Fibreboard Corporation
                                       -----------------------
                                            (Registrant)




Dated: May 6, 1997                     By: /s/ Garold E. Swan
                                          ------------------------------------
                                          Garold E. Swan
                                          Vice President, Finance

                                  FABWEL, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1996

                                   Contents
------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                 1
------------------------------------------------------------------------------

FINANCIAL STATEMENTS

Balance sheets                                                               2
Statements of income                                                         3
Statements of stockholders' equity                                           4
Statements of cash flows                                                     5
Notes to financial statements                                             6-13
------------------------------------------------------------------------------

                                    [logo]



                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
FABWEL, INC.
Elkhart, Indiana


We have audited the accompanying balance sheets of FABWEL, INC. as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FABWEL, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                       /s/ McGladrey & Pullen, LLP



Elkhart, Indiana
February 18, 1997

FABWEL, INC.

BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------
                                                          1996        1995
------------------------------------------------------------------------------
ASSETS

Current Assets
  Cash                                              $    586,164   $  1,143,606
  Accounts receivable                                 11,754,359     12,073,839
  Inventories                                         29,875,153     24,851,241
  Prepaid expenses                                       156,377        122,296
                                                    ------------   ------------
      TOTAL CURRENT ASSETS                            42,372,053     38,190,982
Property and Equipment, at depreciated cost           22,534,989     17,930,078
Other Assets                                          18,087,494     17,792,021
                                                    ------------   ------------
                                                    $ 82,994,536   $ 73,913,081
                                                    ------------   ------------
                                                    ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current maturities of long-term debt              $  3,019,867   $  3,013,091
  Accounts payable                                    11,249,014     11,966,399
  Accrued compensation                                 2,819,274      1,975,784
  Other accrued expenses                               1,124,816        816,707
                                                    ------------   ------------
      TOTAL CURRENT LIABILITIES                       18,212,971     17,771,981
                                                    ------------   ------------
Long-Term Debt, less current maturities               34,972,832     32,801,546
                                                    ------------   ------------
Executive Benefit Obligation                           4,154,656      3,656,579
                                                    ------------   ------------
Commitments and Contingencies

Stockholders' Equity
  Preferred shares, no par value; 10,000,000
   shares authorized; none issued                              -              -
  Common shares, no par value; 30,000,000 shares
    authorized; 1996 4,776,000 shares issued; 1995
    4,761,000 shares issued                            8,155,143      8,050,143
  Retained earnings                                   17,498,934     11,632,832
                                                    ------------   ------------
                                                      25,654,077     19,682,975
                                                    ------------   ------------
                                                    $ 82,994,536   $ 73,913,081
                                                    ------------   ------------
                                                    ------------   ------------

See Notes to Financial Statements.

FABWEL, INC.

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                      1996             1995
--------------------------------------------------------------------------------

Net sales                                         $194,178,303     $173,780,012

Cost of goods sold                                 165,245,847      150,934,392
                                                  -----------------------------

    GROSS PROFIT                                    28,932,456       22,845,620

Selling, general, and
administrative expenses                             14,990,465       12,363,804
                                                  -----------------------------

    OPERATING INCOME                                13,941,991       10,481,816

Interest expense                                     2,918,256        3,141,211
                                                  -----------------------------

    NET INCOME                                    $ 11,023,735     $  7,340,605
                                                  -----------------------------
                                                  -----------------------------


See Notes to Financial Statements.

FABWEL, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                                     Preferred      Common      Retained
                                       Stock        Stock       Earnings         Total
-----------------------------------------------------------------------------------------
Balance, December 31, 1994             $  -       $7,984,143   $ 8,796,181   $16,780,324
  Issuance of 65,113 shares
   of common stock                        -          274,136           -         274,136
  Repurchase and retirement of
   54,113 shares of common stock          -         (208,136)          -        (208,136)
  Net income                              -              -       7,340,605     7,340,605
  S Corporation distributions             -              -      (4,503,954)   (4,503,954)
                                       --------------------------------------------------
Balance, December 31, 1995                -        8,050,143    11,632,832    19,682,975
  Issuance of 15,000 shares of
   common stock                           -          105,000           -         105,000
  Net income                              -              -      11,023,735    11,023,735
  S Corporation distributions             -              -      (5,157,633)   (5,157,633)
                                       --------------------------------------------------
Balance, December 31, 1996             $  -       $8,155,143   $17,498,934   $25,654,077
                                       --------------------------------------------------
                                       --------------------------------------------------


See Notes to Financial Statements.

FABWEL, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------
                                                          1996        1995
------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                                         $ 11,023,735  $  7,340,605
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                        2,353,421     1,867,666
    Amortization                                          737,620       737,620
    Loss on sale of assets                                239,997       106,650
    Change in assets and liabilities, net of effects
      of sale of assets
      Decrease (increase) in:
        Accounts receivable                               319,480    (1,671,197)
        Inventories                                    (5,023,912)   (3,403,693)
        Other                                             (34,081)       54,844
      Increase in accounts payable
        and accrued expenses                              434,214     1,260,152
                                                     ------------  ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES     10,050,474     6,292,647
                                                     ------------  ------------
Cash Flows From Investing Activities
  Marketable securities:
   Maturities                                           1,196,506       314,716
   Purchases                                           (1,788,349)     (882,098)
  Purchase of property and equipment                   (7,238,408)   (4,452,658)
  Proceeds from sale of assets                             40,079     2,144,278
  Other                                                    56,827      (128,051)
                                                     ------------  ------------
         NET CASH (USED IN) INVESTING ACTIVITIES       (7,733,345)   (3,003,813)
                                                     ------------  ------------
Cash Flows From Financing Activities
  Net borrowings on line of credit agreement            5,266,153     2,259,767
  Proceeds from long-term borrowings                            -       119,482
  Principal payments on long-term borrowings           (3,088,091)     (995,080)
  Proceeds from issuance of common stock                  105,000       274,136
  Repurchase and retirement of common stock                     -      (208,136)
  S Corporation distributions                          (5,157,633)   (4,503,954)
                                                     ------------  ------------
         NET CASH (USED IN) FINANCING ACTIVITIES       (2,874,571)   (3,053,785)
                                                     ------------  ------------
         INCREASE (DECREASE) IN CASH                     (557,442)      235,049
Cash, beginning                                         1,143,606       908,557
                                                     ------------  ------------
Cash, ending                                         $    586,164  $  1,143,606
                                                     ------------  ------------
                                                     ------------  ------------

See Notes to Financial Statements.

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS, USE OF ESTIMATES, AND SIGNIFICANT ACCOUNTING
         POLICIES

NATURE OF BUSINESS:

Fabwel, Inc. is engaged in the design, fabrication, and distribution of aluminum, steel, vinyl, and fiberglass exterior coverings for the building and construction, manufactured housing, recreational vehicle, and other markets.

Credit is generally granted on an unsecured basis for terms of 30 days. Periodic credit evaluations of customers are conducted and appropriate allowances are established.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ACCOUNTING POLICIES:

CASH:

The Company has cash on deposit at various financial institutions which, at times, may be in excess of FDIC insurance limits.

ACCOUNTS RECEIVABLE:

Accounts receivable in the accompanying balance sheets at December 31, 1996 and 1995 are stated net of an allowance for doubtful accounts of $250,000 and $300,000 respectively.

INVENTORIES:

Inventories are stated at the lower of cost determined by use of the first-in, first-out (FIFO) method or market.

MARKETABLE SECURITIES:

Marketable securities consist primarily of U.S. Government Agency debt securities and are classified as held-to-maturity and carried at amortized cost.

DEPRECIATION:

Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives of the assets.

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

AMORTIZATION:

Loan fees incurred in connection with long-term debt financing are amortized by the straight-line method over the six-year average term of the related debt.

Goodwill, the excess of cost over the fair value of net assets acquired, is amortized by the straight-line method over 10 to 40 year periods. At each balance sheet date, management assesses whether there has been a permanent impairment in the value of goodwill. In the event that an impairment is evident, the Company records an expense for the impairment. Factors considered by management include current operating results, anticipated future cash flows, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

WARRANTIES:

The Company follows the policy of accruing estimated liabilities for warranties at the time the warranted products are sold.

REVENUE RECOGNITION:

The Company ships product based on specific orders from customers. Shipments are generally made by the Company only after receiving authorization from the customer. Revenue is recognized upon delivery.

NOTE 2.  BALANCE SHEET INFORMATION

INVENTORIES:

The composition of inventories at December 31, 1996 and 1995 is as follows:

                                               1996            1995
                                          -------------   -------------

     Raw materials                        $  26,084,612   $  20,834,221
     Work in process and finished goods       3,790,541       4,017,020
                                          -------------   -------------
                                          $  29,875,153   $  24,851,241
                                          -------------   -------------
                                          -------------   -------------

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:

The cost of property and equipment and the related accumulated depreciation at December 31, 1996 and 1995 are as follows:

                                            1996             1995
                                       -------------     -------------
     Land                              $     798,032   $       126,005
     Buildings and improvements            8,128,765         4,877,750
     Leasehold improvements                  874,166           729,305
     Machinery and equipment              16,411,473        13,899,473
     Transportation equipment                641,714           555,324
     Furniture and fixtures                2,037,683         1,852,918
                                       -------------     -------------
                                          28,891,833        22,040,775
     Less accumulated depreciation         6,356,844         4,110,697
                                       -------------     -------------
                                       $  22,534,989     $  17,930,078
                                       -------------     -------------
                                       -------------     -------------

OTHER ASSETS:

Other assets at December 31, 1996 and 1995 consist of the following:

                                           1996              1995
                                       -------------     -------------
     Intangible assets:
        Loan fees                      $     510,709     $    510,709
        Goodwill                          14,175,389       14,175,389
                                       -------------     -------------
                                          14,686,098       14,686,098
        Less accumulated amortization      2,379,326        1,641,706
                                       -------------     -------------
                                          12,306,772       13,044,392
     Cash value of life insurance          3,023,874        2,582,624
     Marketable securities                 2,756,848        2,165,005
                                       -------------     -------------
                                       $  18,087,494     $ 17,792,021
                                       -------------     -------------
                                       -------------     -------------

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 3.  PLEDGED ASSETS AND LONG-TERM DEBT

Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                               1996          1995
                                                            -----------   -----------
Term note, unsecured, interest at 9.36%, due in annual in-
 stallments of $2,388,889 commencing December 15,
 1996 with interest payable quarterly, final payment due
 December 15, 2004                                          $19,111,111   $21,500,000

Line of credit, unsecured, maximum borrowing not to ex-
 ceed $20,000,000, final payment due April 30, 1999          13,100,000     7,833,847

Subordinated notes, stockholders, unsecured, interest at
 one-year U.S. Treasury Bill rate (5.56% at December
 21, 1996) plus 3.75%, due December 22, 2004                  4,550,000     4,625,000

Subordinated note, individual, unsecured, interest at one-
 year U.S. Treasury Bill rate (5.54% at October 28,
 1996), due in quarterly installments of $137,500 plus
 interest, final payment due December 1, 1998                 1,100,000     1,650,000

Other                                                           131,588       205,790
                                                            -----------   -----------
                                                             37,992,699    35,814,637
  Less current maturities                                     3,019,867     3,013,091
                                                            -----------   -----------
                                                            $34,972,832   $32,801,546
                                                            -----------   -----------
                                                            -----------   -----------

The term note and line of credit note include covenants relating to cash flow, debt, tangible net worth, and dividends and restrict certain interest and principal payments on the subordinated notes and common stock redemptions, in the event that certain income levels are not attained, or in any event of default.

Interest on the components of the line of credit note vary with prime and LIBOR. The rates on this note at December 31, 1996 range from 6.8477% (LIBOR plus 1.25%) to 8.25% (prime).

Aggregate maturities of long-term debt for the years ending December 31, 1998 through 2001 and thereafter are as follows:

    1998                     $ 2,989,499
    1999                      15,488,889
    2000                       2,388,889
    2001                       2,388,889
    Thereafter                11,716,666
                             -----------
                             $34,972,832
                             -----------
                             -----------

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

In December 1994, the Company completed an in-substance defeasance of notes payable, which have therefore been excluded from long-term debt. This defeasance was accomplished by irrevocably placing U.S. Government obligations in trust to be used solely for satisfying scheduled payments of both interest and principal of the respective debt. The note balance at December 31, 1996 was $750,000.

NOTE 4.  INCOME TAXES

The Company, with the consent of its stockholders, has elected to be taxed as an S Corporation. In lieu of federal and state corporation income taxes, the stockholders account for their proportionate shares of the Company's items of income, deductions, losses and credits. Therefore, the financial statements do not include any provision for corporation income taxes.

The Company pays quarterly S Corporation distributions in amounts which are at least sufficient to cover the stockholders' tax obligations with respect to S Corporation earnings. On January 7, 1997, the Company paid $1,312,390.

NOTE 5.  COMPENSATION PLANS

401(k) PROFIT-SHARING PLAN:

The Company has a qualified employee 401(k) profit-sharing plan covering substantially all full-time employees. Contributions to the plan are at the discretion of the Board of Directors. Generally, participants may contribute up to 10% of their annual wages. Profit-sharing expense for the years ended December 31, 1996 and 1995 was $1,002,688 and $908,552 respectively.

INCENTIVE PAY:

The Company has an incentive plan pursuant to which certain officers and other employees of the Company receive discretionary incentive pay principally based upon the achievement by the Company of annual performance goals. Historically, bonus arrangements have been informal and determined annually. For the years ended December 31, 1996 and 1995, discretionary incentive pay amounted to $2,703,020 and $1,303,957 respectively.

STOCK OPTION PLANS:

The Company has established stock option plans for the benefit of its employees and outside directors. Under the plans, the options must be granted at the current market price of the stock on the date of the grant. The Company has reserved 599,000 shares for issue under the plans.

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Following is a summary of stock option transactions for the years ended December 31, 1996 and 1995:

                                         1996           1995
                                       --------        -------
Outstanding, beginning of year          214,116        213,700
  Granted during the year:
    Exercisable at $7.00 per share       15,000             -
    Exercisable at $6.00 per share           -          25,116

    Canceled during the year           (214,116)       (13,700)
    Exercised during the year           (15,000)       (11,000)
                                       --------        -------
Outstanding, end of year                     -         214,116
                                       --------        -------
                                       --------        -------
Eligible, end of year for exercise
 currently at:
  $11.00 per share                           -         200,000
  $6.00 per share                            -          14,116
                                       --------        -------
                                             -         214,116
                                       --------        -------
                                       --------        -------

NOTE 6.  COMMITMENTS AND CONTINGENCIES

The Company leases certain office and manufacturing facilities and equipment under operating leases which expire through December 2003. The agreements contain renewal options and provide for minimum annual rentals plus the payment of property taxes, insurance, and normal maintenance. Certain of the leases are with an affiliated company.

The future minimum rental commitment under the leases at December 31, 1996 is due as follows:

       1997                    $1,908,302
       1998                     1,534,968
       1999                     1,084,548
       2000                       883,864
       2001                       657,153
       Thereafter                 802,715
                               ----------
                               $6,871,550
                               ----------
                               ----------

Rental expense under all operating leases was $2,053,275 and $1,899,777 for the years ended December 31, 1996 and 1995 respectively, of which $216,856 and $201,398 respectively was paid to the affiliate.

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

The Company is involved in various routine legal proceedings and environmental matters which are incidental to the conduct of its business. Management believes that the Company is not a party to any pending legal or governmental proceedings which, if decided adversely to the Company, would individually or in the aggregate be expected to have a material adverse effect on the Company.

NOTE 7.   EXECUTIVE BENEFIT PLAN

The Company has contracts with certain executives which provide for fixed retirement benefits to be paid over a ten-year period beginning at retirement. Benefits are at amounts determined by the Board of Directors and are not directly tied to compensation. The cost of these agreements is being accrued over the executives' service periods prior to retirement. Vesting is at age 55 with a minimum of 15 years of service.

Projected and accumulated benefit obligations at December 31, 1996 and 1995 attributed to services already performed are reflected below. In computing the obligations, a 7.5% discount rate was used.

                                                   1996             1995
                                               ------------     ------------

     Vested benefit obligation                 $  2,004,198     $  1,727,110
                                               ------------     ------------
                                               ------------     ------------
     Accumulated benefit obligation            $  4,331,355     $  3,696,341
                                               ------------     ------------
                                               ------------     ------------
     Projected benefit obligation              $  4,331,355     $  3,696,341
     Unrecognized net (loss)                       (176,699)         (39,762)
                                               ------------     ------------
        Liability on balance sheets            $  4,154,656     $  3,656,579
                                               ------------     ------------
                                               ------------     ------------

Expense components for the years ended December 31, 1996 and 1995 were as follows:

                                                   1996             1995
                                               ------------     ------------

     Service cost                              $    307,411     $    273,847
     Interest on projected benefit obligation       305,423          261,002
     Amortization of unrecognized net loss           25,243            5,680
                                               ------------     ------------
                                               $    638,077     $    540,529
                                               ------------     ------------
                                               ------------     ------------

The Company is the beneficiary of life insurance policies on certain covered executives. In the event of death, insurance proceeds are available to help pay the Company's obligation under the plan. The cash value of the policies is included in the accompanying balance sheets.

The Company has contributed marketable securities with an amortized cost of $2,756,848 and $2,165,005 as of December 31, 1996 and 1995 respectively to a "Rabbi" trust for the purpose of funding the Executive Benefit Plan.

FABWEL, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

The amortized cost and fair value of debt securities, by contractual maturity, as of December 31, 1996 are as follows:

                                                Amortized        Fair
                                                   Cost          Value
                                               ------------   ------------

     Due within one year                       $    747,740   $    744,726
     Due after one year through three years         812,419        825,442
     Due after three years through five years       246,328        263,165
     Due after five years                           859,961        847,488
     Mortgage-backed securities                      90,400         90,434
                                               ------------   ------------
                                               $  2,756,848   $  2,771,255
                                               ------------   ------------
                                               ------------   ------------

NOTE 8.   STOCK REPURCHASE AGREEMENTS

Under the terms of its stock repurchase agreements, the Company has the option to purchase the shares of any stockholder in the event of death, disability, or termination of employment of the stockholder. The purchase price for the stock is based on a price as specified in the agreement. As explained in Note 3, terms of the term note and line of credit restrict aggregate payments under these agreements.

NOTE 9.   CASH FLOWS INFORMATION

Supplemental information relative to the statements of cash flows for the years ended December 31, 1996 and 1995 is as follows:
                                                           1996        1995
                                                       -----------   ----------
  Supplemental disclosures of cash flows information:
    Cash payments for interest                         $ 3,071,019  $ 3,302,273
                                                       -----------   ----------
                                                       -----------   ----------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (File Nos. 33-60412, 33-26449, 33-26450, 333-16551, and 333-25305) on
Form S-8 of our report, dated February 18, 1997, with respect to the financial statements of Fabwel, Inc. for the year ended December 31, 1996, which are included in the Current Report on Form 8-K of Fibreboard Corporation dated May 5, 1997.




                                         /s/  McGLADREY & PULLEN, LLP



Elkhart, Indiana
May 6, 1997